Exhibit 99.2

Vote 24 hours a day 7 days a week! Your vote must be received by 11:59 P.M. Eastern Time on [—], 2011 in order to be counted in the final tabulation.

FIDELITY MANAGEMENT TRUST COMPANY C/O SHAREHOLDER SERVICES 526 SOUTH CHURCH ST. CHARLOTTE, NC 28202	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time, on [—], 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on [—], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M32746-TEST	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DUKE ENERGY CORPORATION

	The Board of Directors recommends a vote “FOR” Proposal 1, 2 and 3.			For	Against	Abstain

1.         Reverse Stock Split Proposal – a proposal to approve the amendment of the amended and restated certificate of incorporation of Duke Energy Corporation to provide for a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock in connection with the merger contemplated by the merger agreement.

				☐	☐	☐

2.         Share Issuance Proposal – a proposal to approve the issuance of Duke Energy common stock, par value $0.001 per share, to Progress Energy, Inc. shareholders in connection with the merger contemplated by the merger agreement.

				☐	☐	☐

3.         Adjournment Proposal – a proposal to adjourn the special meeting of the shareholders of Duke Energy, if necessary, to solicit additional proxies if there are not sufficient votes to approve either of the proposals above.

				☐	☐	☐

THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED, AND RECEIVED BY THE TRUSTEE BY 11:59 P.M. EASTERN TIME ON [—], 2011. IF YOUR VOTING INSTRUCTIONS ARE NOT RECEIVED BY THIS ESTABLISHED DEADLINE, YOUR VOTING INSTRUCTIONS WILL NOT BE TABULATED AND, THEREFORE, THE TRUSTEE WILL VOTE PLAN SHARES FOR WHICH IT DOES NOT RECEIVE VOTING DIRECTIONS IN THE SAME PROPORTION AS SHARES FOR WHICH IT RECEIVES DIRECTIONS FROM PARTICIPANTS, UNLESS TO DO SO WOULD BE CONTRARY TO ITS FIDUCIARY RESPONSIBILITY. YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PLAN PARTICIPANTS.
Please sign and date the card where indicated below before mailing. Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
Please bring this ticket to the Special Meeting.
It will expedite your admittance when presented upon your arrival.

DUKE ENERGY CORPORATION

Special Meeting of Shareholders

[—], 2011, at [—]. (local time) Energy Center - O.J. Miller Auditorium 526 South Church Street Charlotte, North Carolina
PLEASE ADMIT	Non-Transferable

M32747-TEST

DUKE ENERGY CORPORATION

VOTING INSTRUCTIONS TO TRUSTEE FOR THE DUKE ENERGY RETIREMENT SAVINGS PLAN, DUKE ENERGY RETIREMENT SAVINGS PLAN FOR LEGACY CINERGY UNION
EMPLOYEES (MIDWEST) AND DUKE ENERGY RETIREMENT SAVINGS PLAN FOR LEGACY CINERGY UNION EMPLOYEES (IBEW 1393)

SPECIAL MEETING OF SHAREHOLDERS OF DUKE ENERGY CORPORATION - [—], 2011

The undersigned participant in the applicable plan referenced above (the “Plan”) hereby instructs Fidelity Management Trust Company as Trustee under the Plan (“Trustee”), to vote in accordance with the instructions on the reverse side all shares of Common Stock of Duke Energy Corporation (“Duke Energy”) credited, as of [—], 2011, to the account of the undersigned under the Plan, and to represent the undersigned at Duke Energy’s Special Meeting of Shareholders to be held on [—], 2011, and at any adjournments or postponements thereof, and to act in its discretion upon other matters as may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice to Plan Participants dated [—], 2011 and/or Duke Energy’s Joint Proxy Statement/Prospectus, the receipt of each the undersigned acknowledges.
TO BE SIGNED AND DATED ON THE REVERSE SIDE